Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  March 2, 2006

HEMACARE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2005 RESULTS

LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) announced today results of operations for the fourth quarter and the year ended December 31, 2005.  Revenues for the quarter increased 29% to $8.9 million compared to the same quarter of 2004 – a new record, exceeding the prior record established in the third quarter of 2005.  Net income for the fourth quarter was $645,000, or $.08 basic and fully diluted earnings per share.  The reported fourth quarter net income represents a 92% improvement over the same quarter of 2004.  The growth in net income was due to an increase in the Company’s blood products revenue.  Pretax income for the fourth quarter of 2005 was the highest ever reported in the Company’s 28-year history.

For the year ended December 31, 2005, the Company reported net income of $1,655,000, or $0.20 per share basic and $0.19 per share diluted, representing an increase of 7%, from $1,545,000, or $0.20 per share basic and $0.19 per share diluted, reported for 2004.  The improvement in net income resulted from a 27% increase in blood products revenue due to increased sales volumes of blood products, and improved gross margins for this business segment.  This increase was offset by an 11% decrease in blood services revenue, due to a decrease in the number of apheresis procedures performed.  Revenue for the year was $31.2 million, also a record for the Company, and a 16% increase over 2004 revenues.  The overall gross profit margin improved $800,000 compared to 2004 due to higher blood products revenue, as well as economies of scale from an increase in the volume of products sold.

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21101 Oxnard Street, Woodland Hills, CA  91367     •      Phone 818.226.1968     •      Fax 818.251.5300

General and administrative expenses for the year increased 11% to $4.9 million in 2005 from $4.4 million in 2004.  This was primarily due to increases in salary expense, liability insurance, and outside services.  For all of 2005, general and administrative expenses represented 15.7% of revenue, which was a decrease from 16.5% reported in 2004.

Commenting on the 2005 results, Judi Irving, President and Chief Executive Officer, stated, “We are pleased to report record revenue and pretax earnings for both the fourth quarter and all of 2005.  The HemaCare team has done a tremendous job, and I am very proud of their accomplishments.  Our blood products operations were strong in 2005.  Our blood services business segment did not perform as well in 2005 as it did in 2004, but ended the year with much improved results.  We are also pleased with the progress we have made to establish HemaCare as a supplier of products to research customers since we feel our capabilities are particularly well suited to these customers.  Our ongoing profitability has provided us with resources to invest in several deferred infrastructure projects, such as information system enhancements, equipment upgrades and replacement vehicles, which will continue in 2006.”

HemaCare will be holding an interactive investor conference call on Thursday, March 2, 2006 at 1:00 pm (Eastern Standard Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and Chief Financial Officer, will review the 2005 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s fourth quarter and full year 2005 financial results conference call, conference ID number 5575441.  A recording will be available two hours following the call through midnight, March 9, 2006 that can be replayed by calling 800-642-1687, ID number 5575441.  After March 9, 2006, the recording will be available on the Company’s web site, www.Hemacare.com.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U.S.  HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks.  The Company focuses on providing cost effective and high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segments, its ability to continue to control general and administrative expenses as a percent of sales, the need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; the lease for a major production facility has expired and if the Company needs to vacate it may be unable to locate an alternative facility

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thereby disrupting business; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

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HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Statements of Income:
Revenues	$8,855,000	$6,861,000	$31,227,000	$26,836,000
Gross Profit	$1,899,000	$1,512,000	$6,576,000	$5,816,000
General and administrative expenses	$1,231,000	$1,158,000	$4,890,000	$4,420,000
Other Income	$—	$—	$—	$167,000
Income before income taxes	$668,000	$354,000	$1,686,000	$1,563,000
Provision for income taxes	$23,000	$18,000	$31,000	$18,000
Net income	$645,000	$336,000	$1,655,000	$1,545,000
Basic earnings per share*	$0.08	$0.05	$0.20	$0.20
Diluted earnings per share*	$0.08	$0.04	$0.19	$0.19
Weighted average shares outstanding - basic	8,190,000	8,013,000	8,121,000	7,831,000
Weighted average shares outstanding - diluted	8,970,000	8,689,000	8,847,000	8,237,000

* Earnings per share adjusted to reflect quarterly amount for proper representation of annual earnings per share. Some rounding differences may exist.

	December 31, 2005	December 31, 2004
Balance Sheets:

Assets
Cash and cash equivalents	$2,612,000	$2,082,000
Other current assets	5,097,000	4,455,000
Non-current assets	2,837,000	2,807,000
Total assets	$10,546,000	$9,344,000

Liabilities and Shareholders’ Equity
Current liabilities	$3,551,000	$3,469,000
Long-term liabilities	7,000	708,000
Shareholders’ equity	6,988,000	5,167,000
Total liabilities and shareholders’ equity	$10,546,000	$9,344,000